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                                                                    Exhibit 99.1


Merck & Co., Inc.
One Merck Drive
Whitehouse Station, NJ 08889
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     TO:  OFFICERS SUBJECT TO SECTION 16                       DATE:  08/06/03

     FROM:  CELIA A. COLBERT

     SUBJECT:  BLACKOUT PERIOD DURING MEDCO HEALTH SPIN-OFF


         As you may be aware, yesterday the Company announced that on August 19, 2003, the common stock of Medco Health Solutions, Inc. will be distributed to Merck stockholders of record as of August 12, 2003. In connection with the distribution, there will be brief "blackout" periods during which plan participants in the Company's stock option plans, savings plans and deferral program will not be able to engage in activities involving Merck common stock. These blackout periods are necessary in order to allow plan recordkeepers to make spin-off-related adjustments.

         Pursuant to the Sarbanes-Oxley Act, during a blackout period that affects employee savings or deferral plans, Section 16 officers and directors of the Company are prohibited from trading Merck common stock acquired through Company plans. Although Company policy restricts your trading activity to the "window periods" that follow quarterly earnings announcements -- and the blackout periods will fall outside a trading window -- we are nevertheless obligated under the Sarbanes-Oxley Act to provide you with this notice, which contains specific information regarding the blackout period. In addition, this notice will be filed with the Securities and Exchange Commission as part of a Form 8-K.

         We expect the following blackout periods to occur with respect to the employee plans:

SAVINGS PLANS BLACKOUT PERIOD

         THE SAVINGS PLANS BLACKOUT PERIOD WILL BEGIN AT 4 P.M. ET (MARKET CLOSE) ON AUGUST 18, 2003 AND WILL END SOMETIME ON AUGUST 22, 2003. Up-to-date information about the blackout period will be available through Fidelity Investments (by phone at 1-800-66-MERCK or online at http://www.netbenefits.com) and from Merck Employee Services (by phone at 1-800-255-5794 (toll-free)).

     If you participate in a Merck Savings Plan, during the blackout period you will be unable to make any changes or request any transactions related to the Merck Common Stock Fund and the new Medco Health Common Stock Fund. However, you will continue to be able to do the following:
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-        Make investment changes for future contributions and/or existing balance transfers/exchanges to all funds, except the Merck Common Stock Fund and the new Medco Health Common Stock Fund.

- Request loans on available balances, except those in the Merck Common Stock Fund and the new Medco Health Common Stock Fund. Balances in these Funds will not be available for loan requests and will not be considered in determining permitted loan amounts.

- Request withdrawals or distributions on available balances, except those in the Merck Common Stock Fund and the new Medco Health Common Stock Fund. Balances in these Funds will not be available for withdrawal or distribution requests and will not be considered in determining permitted withdrawal or distribution amounts.

- Perform balance inquiries -- however, balances in the Merck Common Stock Fund will be shown as of 4 p.m. ET (market close) on August 18, 2003 and balances in the Medco Health Common Stock Fund will not be available.

EMPLOYEE DEFERRAL PROGRAM BLACKOUT PERIOD

         THE DEFERRAL PROGRAM BLACKOUT PERIOD WILL BEGIN AT 4 P.M. ET (MARKET CLOSE) ON AUGUST 18, 2003 AND WILL END SOMETIME ON AUGUST 22, 2003. Up-to-date information about the blackout period will be available through Fidelity Investments (by phone at 1-800-792-2363 (toll-free)).

         During the Deferral Program blackout period, you will be unable to request transfers of amounts credited to Merck common stock that would otherwise be available to you under the terms of the Deferral Program (if you were able to trade in Merck stock).

     If you participate in the Deferral Program, during this blackout period you will be unable to request any transactions related to the Merck common stock account. However, you will continue to be able to do the following:

- Make investment changes for existing balance transfers/exchanges to all investments, except Merck common stock.

- Perform balance inquiries -- however, balances in the Merck common stock account will be shown as of 4 p.m. ET (market close) on August 18, 2003.

STOCK OPTION PLANS BLACKOUT PERIOD

     THE STOCK OPTION PLANS BLACKOUT PERIOD WILL BEGIN AT 4 P.M. ET (MARKET CLOSE) ON AUGUST 15, 2003 AND IS EXPECTED TO END AT 8 A.M. ON AUGUST 26, 2003. Up-to-date information about the blackout period will be available through Merrill Lynch (by phone at 609-243-7977 or 1-800-477-6972 (toll-free) or online at http://www.bol.ml.com).

     During the stock option plans blackout period, you will be unable to exercise any stock options, even through the cash purchase method (i.e., where no shares are sold to cover the exercise price or any associated withholding taxes).

         Up until the blackout period begins at 4 p.m. ET (market close) on August 15, 2003:

-        Stock option exercises will be processed normally.




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-        Shares resulting from cash purchase stock option exercises that are still held at 4 p.m. ET (market close) on August 15, 2003 will be eligible to receive the pro rata distribution of Medco Health shares.

During the blackout period:

-        No stock options will be exercised during this period.

- Merrill Lynch will automatically cancel all unexecuted limit orders and send cancellation notices, as appropriate. (New limit orders may be requested after the blackout period ends.)

- Merrill Lynch Participant Services Representatives will be available to answer questions by phone (609-243-7977 or 1-800-477-6972 (toll-free)).

CONTACT INFORMATION

     If you have any questions about the blackout periods, please feel free to call me (908-423-6152), Ken Frazier (908-423-5259) or Mary Ellen Koscs-Fleming (908-423-7759). You may contact each of us at the above address. Thank you.

                                                 /s/ Celia A. Colbert
                                                 -----------------------------
                                                 Celia A. Colbert
                                                 Vice President, Secretary and
                                                   Assistant General Counsel

cc:      Jon Filderman
         Mary Ellen Koscs-Fleming
         Nancy Van Allen


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